                                                                    Exhibit 10.4


                              AMENDED AND RESTATED

                             OPERATING AGREEMENT OF

                     INSIGHT COMMUNICATIONS OF INDIANA, LLC

                                   DATED AS OF

                                 OCTOBER 1, 1999

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

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                                                                     Page
                                                                     ----

ARTICLE 1    DEFINITIONS...........................................     1
    1.1      Terms Defined in this Section.........................     1
    1.2      Terms Defined Elsewhere in this Agreement.............     2
    1.3      Terms Generally.......................................     3

ARTICLE 2    FORMATION AND PURPOSE.................................     3
    2.1      Formation.............................................     3
    2.2      Name                                                       3
    2.3      Principal and Registered Office.......................     4
    2.4      Term                                                       4
    2.5      Purposes of Company...................................     4
    2.6      Certificate...........................................     5
    2.7      Address of the Member.................................     6
    2.8      Foreign Qualification.................................     6

ARTICLE 3    COMPANY CAPITAL.......................................     6
    3.1      Contributions.........................................     6
    3.2      Return of Contributions...............................     6

ARTICLE 4    DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS.........     6
    4.1      Distributions of Cash.................................     6
    4.2      Allocations of Net Profit and Net Loss................     7

ARTICLE 5    AUTHORITY OF THE MEMBER;OTHER MATTERS AFFECTING MEMBER     7
    5.1      Authority of Member...................................     7
    5.2      Limited Liability.....................................     7
    5.3      Return of Distributions of Capital....................     7

ARTICLE 6    TRANSFER OF MEMBERSHIP INTERESTS......................     7
    6.1      Transferees...........................................     7
    6.2      Other Consents and Requirements.......................     8
    6.3      Assignment Not In Compliance..........................     8

ARTICLE 7    DISSOLUTION AND LIQUIDATION OF COMPANY................     9
    7.1      Events of Dissolution.................................     9
    7.2      Liquidation...........................................     9



ARTICLE 8     INDEMNIFICATION........................  10
     8.1      General................................  10
     8.2      Exculpation............................  10
     8.3      Persons Entitled to Indemnity..........  10
     8.4      Procedure Agreements...................  11

ARTICLE 9     BOOKS, RECORDS, ACCOUNTING, AND REPORTS  11
     9.1      Books and Records......................  11
     9.2      Other Filings..........................  11

ARTICLE 10    AMENDMENTS AND WAIVERS.................  12
     10.1     Amendments to Operating Agreement......  12
     10.2     Waivers................................  12

ARTICLE 11    MISCELLANEOUS..........................  12
     11.1     General................................  12
     11.2     Notices, Etc...........................  12
     11.3     No Third-Party Beneficiaries...........  12
     11.4     Headings...............................  13


                              AMENDED AND RESTATED
                              OPERATING AGREEMENT
                                       OF
                     INSIGHT COMMUNICATIONS OF INDIANA, LLC


     THIS AMENDED AND RESTATED OPERATING AGREEMENT OF INSIGHT COMMUNICATIONS OF INDIANA, LLC is made and entered into as of October 1, 1999, by and between INSIGHT COMMUNICATIONS OF INDIANA, LLC, a Delaware limited liability company, and INSIGHT MIDWEST, L.P., a Delaware limited partnership, its sole member.

                                 RECITALS
                                 --------

     A. Pursuant to the Contribution and Formation Agreement between Insight Communications Company, L.P. ("Insight") and TCI of Indiana Holdings, LLC ("TCI") dated as of April 18, 1999 (the "Contribution Agreement"), Insight and TCI contributed to Member all of their membership interests in the Company, with the result that Insight Midwest is now the sole member of the Company.

     B. Concurrently with the closing under the Contribution Agreement, the parties hereto desire to amend and restate the Operating Agreement of the Company dated as of May 14, 1998 in its entirety as set forth herein.

     NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Terms Defined in this Section.
          -----------------------------

     For purposes of this Agreement, the following terms shall have the following meanings (all terms used in this Agreement that are not defined in this Section 1.1 shall have the meanings set forth elsewhere in this Agreement as indicated in Section 1.2, except as otherwise provided in this Agreement):

     "Act" means the Delaware Limited Liability Company Act.

     "Agreement" means this Agreement, as it may be amended from time to time.

     "Business Day" means any day (other than a day that is a Saturday or Sunday) on which banks are permitted to be open for business in the State of New York.

     "Certificate" means the certificate of formation filed with respect to the Company pursuant to the Act.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

     "Company" means the limited liability company known as Insight Communications of Indiana, LLC that was formed by TCI and Insight pursuant to an Operating Agreement dated as of May 14, 1998 and is continued under this Agreement.

     "Fiscal Year" means the fiscal year of the Company, which shall be the calendar year.

     "Insight Midwest" means Insight Midwest, L.P., a Delaware limited partnership.

     "Insight Midwest Partnership Agreement" means the Limited Partnership Agreement of Insight Midwest dated as of October 1, 1999.

     "Member" means Insight Midwest in its capacity as the Member of the Company or any other Person that succeeds to its Membership Interest and is admitted as a Member in accordance with the provisions of this Agreement, and any additional Person that is admitted as a Member in accordance with the provisions of this Agreement.

     "Membership Interest" means the entire ownership interest of the Member in the Company at any particular time, including all of its rights and obligations hereunder and under the Act.

     "Person" means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, or any other legal entity.

     "Subsidiary" means, at any time, any Person that is controlled by the Company at such time.

     "Transferee" means any Person that acquires a Membership Interest from a Member in accordance with the provisions of this Agreement.

     1.2    Terms Defined Elsewhere in this Agreement.
            -----------------------------------------

     For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated:

Term                                              Section
----                                              -------

Contribution Agreement                            Recital A

Indemnified Persons                               Section 8.1

Transfer                                          Section 6.1(a)

     1.3  Terms Generally.
          ---------------

     The definitions in Section 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words "include," "includes," and "including" are not limiting. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                    ARTICLE 2

                              FORMATION AND PURPOSE
                              ---------------------

     2.1  Formation.
          ---------

     The Company has been formed as a limited liability company pursuant to the Act. The rights and liabilities of the Member shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     2.2  Name.
          ----

          (a) The name of the Company is Insight Communications of Indiana, LLC. Except as provided in Section 2.2(b), the business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Member deems appropriate or advisable. The Company shall file any assumed name certificates and similar filings, and any amendments thereto, that the Member considers appropriate or advisable. Such names and any trade or service names, marks, emblems or logos used by the Company shall be exclusive property of the Company and no Person shall have any right to use, and the Member agrees not to use, any of said names, marks, emblems or logos other than on behalf of the Company (other than any of the foregoing that incorporates the name "Insight" or any variant thereof, which shall remain the exclusive property of Insight Communications Company, L.P. and its affiliates and may be used by Insight Communications Company, L.P. and its affiliates without limitation).

          (b) The Company shall not conduct business under the name "Tele-Communications, Inc.," "TCI," or any variation thereof without the approval of TCI. The parties agree that "Communications" is not a variation of "Tele-Communications, Inc." for purposes of this Section 2.2(b).

     2.3  Principal and Registered Office.
          -------------------------------

     The office required to be maintained by the Company in the State of Delaware pursuant to Section 18-104 of the Act shall initially be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The resident agent of the Company pursuant to Section 18-104 of the Act shall initially be The Corporation Trust Company. The Company may, upon compliance with the applicable provisions of the Act, change its principal office or resident agent from time to time in the discretion of the Member. The principal office of the Company shall be located at 126 E. 56th Street, New York, New York 10022, or at such other place as the Member shall from time to time designate. The Company may conduct business at such additional places as the Member shall deem advisable.

     2.4  Term.
          ----

     The term of the Company commenced when the Certificate was filed with the Secretary of State of Delaware, and shall continue until October 1, 2011, unless sooner terminated as provided in this Agreement.

     2.5  Purposes of Company.
          -------------------

     The purposes of the Company are:

          (a) to engage in the business, directly or indirectly through interests in one or more Subsidiaries, of acquiring, developing, owning, operating, managing, and selling cable television systems in the State of Indiana and in the Commonwealth of Kentucky;

          (b) to acquire, develop, own, operate, manage, and sell additional cable television systems in the State of Indiana and the Commonwealth of Kentucky and such other States as the Member may determine;

          (c) to acquire, develop, own, operate, manage, and sell, or invest in, businesses related to and ancillary to the ownership and operation of the cable television systems referred to above (including, but not limited to, high speed data service, Internet access, telephony services and other telephony-related investments or businesses, and video wireless services and wireless communications services and other wireless-related investments or businesses but not including multipoint distribution systems ("MDS"), multichannel multipoint distribution systems ("MMDS"), direct-to-home satellite systems ("DTH") or Internet Backbone Services (as defined in the Insight Midwest Partnership Agreement), it being agreed that the use of IP technology to provide telephone, fax, video, video conferencing, telecommuting, virtual private networks, security and energy management services to subscribers of the Partnership's cable television systems does not constitute engaging in an Internet Backbone Service and, subject to Section 16.1(b) of the Insight Midwest Partnership Agreement, is within the purposes of the Company;

          (d) to conduct other businesses as determined by the Member;

          (e) in connection with the businesses described in Section 2.5(a)-(d), to possess, transfer, mortgage, pledge, or otherwise deal in, and to exercise all rights, powers, privileges, and other incidents of ownership or possession with respect to securities or other assets held or owned by the Company, and to hold securities or assets in the name of a nominee or nominees;

          (f) in connection with the businesses described in Section 2.5(a)-(d), to borrow or raise money, and from time to time to issue, accept, endorse, and execute promissory notes, loan agreements, options, stock purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance, or assignment in trust of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired and to guarantee the obligations of others and to sell, pledge, or otherwise dispose of such bonds or other obligations of the Company for its purposes;

          (g) in connection with the businesses described in Section 2.5(a)-(d), to guarantee the obligations of others in connection with the purchase or acquisition by the Company of securities or assets;

          (h) to maintain an office or offices in such place or places as the Member shall determine and in connection therewith to rent or acquire office space, engage personnel, and do such other acts and things as may be necessary or advisable in connection with the maintenance of such office, and on behalf of and in the name of the Company to pay and incur reasonable expenses and obligations for legal, accounting, investment advisory, consultative and custodial services, and other reasonable expenses including taxes, travel, insurance, rent, supplies, interest, salaries and wages of employees, and all other reasonable costs and expenses incident to the operation of the Company;

          (i) to form and own one or more corporations, trusts, partnerships or other entities (but no entity so formed or owned, while it is a Subsidiary, may do what the Company is prohibited by this Agreement from doing); and

          (j) to own, lease, or otherwise acquire any and all assets and services related to the foregoing purposes and to engage in such other activities related either directly or indirectly to the foregoing purposes as may be necessary, advisable, or appropriate, in the opinion of the Member, for the promotion or conduct of the business of the Company.

     2.6  Certificate.
          -----------

     The Member shall cause any amendment to the Certificate required under the Act to be filed or recorded with the Secretary of State of Delaware and in any other public office where filing or recording is required or is deemed by the Member to be advisable.

     2.7  Address of the Member.
          ---------------------

     The address of the Member is 126 E. 56th Street, New York, New York 10022,
Attention:  Sidney R. Knafel, Facsimile:  (212) 371-1549.

     2.8  Foreign Qualification.
          ---------------------

     The Member shall take all necessary actions to cause the Company to be authorized to conduct business legally in all appropriate jurisdictions, including registration or qualification of the Company as a foreign limited liability company in those jurisdictions that provide for registration or qualification and the filing of a certificate of limited liability company in the appropriate public offices of those jurisdictions that do not provide for registration or qualification.

                                    ARTICLE 3

                                 COMPANY CAPITAL
                                 ---------------

     3.1  Contributions.
          -------------

     The Member may make capital contributions to the Company as it deems appropriate.

     3.2  Return of Contributions.
          -----------------------

     The Member shall not have the right to demand a return of all or any part of its Capital Contribution during the term of the Company, and any return of the Capital Contribution of the Member shall be made solely from the assets of the Company and only in accordance with the terms of this Agreement. No interest shall be paid to the Member with respect to its Capital Contribution to the Company.

                                    ARTICLE 4

                  DISTRIBUTIONS; ALLOCATIONS OF PROFIT AND LOSS
                  ---------------------------------------------

     4.1  Distributions of Cash.
          ---------------------

     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any other provision of this Agreement to the contrary, no distribution shall be made that would render the Company insolvent or which is prohibited by the Act.

     4.2  Allocations of Net Profit and Net Loss.
          --------------------------------------

     Net profit and net loss for each Fiscal Year (or portion thereof) shall be allocated to the Member.

                                    ARTICLE 5

                            AUTHORITY OF THE MEMBER;
                            ------------------------
                         OTHER MATTERS AFFECTING MEMBER
                         ------------------------------

     5.1  Authority of Member.
          -------------------

     The business of the Company shall be managed by the Member pursuant to the provisions of this Agreement. The Member shall have exclusive authority and full discretion with respect to the management of the business of the Company and the Subsidiaries. Notwithstanding the foregoing, Insight Midwest shall not take any action with respect to the Company or Insight Midwest's Membership Interest that requires the consent of the limited partner of Insight Midwest pursuant to the Insight Midwest Partnership Agreement without first obtaining such consent, including any Transfer of its Membership Interest.

     5.2  Limited Liability.
          -----------------

     The Member shall not be bound by or personally liable for the expenses, liabilities, or obligations of the Company. In no event shall the Member be required to make up a deficiency in its Capital Account upon the dissolution and termination of the Company.

     5.3  Return of Distributions of Capital.
          ----------------------------------

     The Member may, under certain circumstances, be required by law to return to the Company, for the benefit of the Company's creditors, amounts previously distributed. The Member shall be obligated by this Agreement to pay those distributions to or for the account of the Company or any creditor of the Company. Any payment returned to the Company by the Member or made directly by the Member to a creditor of the Company shall be deemed a Capital Contribution by the Member.

                                    ARTICLE 6

                        TRANSFER OF MEMBERSHIP INTERESTS
                        --------------------------------

     6.1  Transferees.
          -----------

          (a) No sale, assignment, transfer or other disposition (any or all of the foregoing, a "Transfer") of a Membership Interest will be effective nor will any purported Transferee become a Member or otherwise be entitled to any of attributes of ownership of the Company purportedly Transferred unless such Transfer is made in accordance with the provisions of this Article 7 and the transferor and Transferee have complied with the following conditions:

            (1) the transferor has executed and delivered to the Company a copy of the assignment of the Membership Interest to Transferee in form and substance satisfactory to the Company;

            (2) the Transferee becomes a party to this Agreement, assumes all of the obligations hereunder of its transferor and agrees to be bound by the terms and conditions hereof in the same manner as the transferor.

          (b) Upon compliance with Section 7.1(a), any Transferee shall be substituted as a Member for, and shall enjoy the same rights and be subject to the same obligations as, its predecessor as a Member hereunder.

          (c) If there is a permitted Transfer of a Membership Interest under this Agreement:

            (1) A Transferee's percentage interest in the Company shall equal the percentage interest transferred to it by the transferring Member; and

            (2) A Transferee's Capital Account shall initially be equal to the Capital Account balance transferred to it by the transferring Member.

     6.2  Other Consents and Requirements.
          -------------------------------

     Any Transfer must be in compliance with all requirements imposed by any state securities administrator having jurisdiction over the Transfer and the United States Securities and Exchange Commission.

     6.3  Assignment Not In Compliance.
          ----------------------------

     Any Transfer in contravention of any of the provisions of this Article 7 (whether voluntarily, involuntarily or by operation of law) shall be void and of no effect, and shall neither bind nor be recognized by the Company.


                                    ARTICLE 7

                     DISSOLUTION AND LIQUIDATION OF COMPANY
                     --------------------------------------

     7.1  Events of Dissolution.
          ---------------------

     The Company shall be dissolved upon the happening of any of the following events:

          (a) the expiration of the term of the Company as set forth in Section 2.4;

          (b) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all of the assets of the Company;

          (c) upon determination by the Member; or

          (d) subject to any provision of this Agreement that limits or prevents dissolution, the happening of any event that, under applicable law, causes the dissolution of a limited liability company.

     7.2  Liquidation.
          -----------

          (a) Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process.

          (b) Liquidation of the assets of the Company shall be managed on behalf of the Company by the Member.

          (c) The property and assets of the Company and the proceeds from the liquidation thereof shall be applied in the following order of priority:

            (1) first, to payment of the debts and liabilities of the Company, in the order of priority provided by law (including any loans by the Member to the Company) and payment of the expenses of liquidation;

            (2) second, to setting up of such reserves as the Member may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company or any obligation or liability not then due and payable; provided, however, that any such reserve shall be paid over by the Member into a Company account or a liquidating trust account established for such purpose, to be held in such account for the purpose of disbursing such reserves in payment of such liabilities, and, at the expiration of such holdback period as the Member shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided; and

            (3) finally, to payment to the Member. The distributions pursuant to this Section 8.2(d)(3) shall, to the extent possible, be made prior to the later of the end of the Fiscal Year in which the dissolution occurs or the ninetieth day after the date of dissolution, or such other time period which may be permitted under Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

                                    ARTICLE 8

                                 INDEMNIFICATION
                                 ---------------

     8.1  General.
          -------

     The Company shall indemnify, defend, and hold harmless the Member and its respective members, partners, officers, directors, shareholders, employees, and agents, the employees, officers, and agents of the Company (all indemnified persons being referred to as "Indemnified Persons" for purposes of this Article
9), from any liability, loss, or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company, including costs and attorneys' fees (which attorneys' fees may be paid as incurred) and any amounts expended in the settlement of any claims of liability, loss, or damage; provided, however, that, if the liability, loss, damage, or claim arises out of any action or inaction of an Indemnified Person, indemnification under this Section 9.1 shall not be available if the action or inaction is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by the Indemnified Person. The Company may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Company's affairs.

     8.2  Exculpation.
          -----------

     No Indemnified Person shall be liable, in damages or otherwise, to the Company or the Member for any loss that arises out of any act performed or omitted to be performed by it or him pursuant to the authority granted by this Agreement unless the conduct of the Indemnified Person is finally adjudicated to have constituted fraud, gross negligence, breach of fiduciary duty (which shall not be construed to encompass mistakes in judgment or any breach of any Indemnified Person's duty of care that did not constitute gross negligence), or willful misconduct by such Indemnified Person.

     8.3  Persons Entitled to Indemnity.
          -----------------------------

     Any Person who is within the definition of "Indemnified Person" at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article 9 as an "Indemnified Person" with respect thereto, regardless of whether such Person continues to be within the definition of "Indemnified Person" at the time of his or its claim for indemnification or exculpation hereunder.

     8.4  Procedure Agreements.
          --------------------

     The Company may enter into agreements with the Member and any of the employees, officers, and agents, any of the officers, directors, shareholders, employees, and agents of the Members, and any Indemnified Person, setting forth procedures for implementing the indemnities provided in this Article 9.

                                    ARTICLE 9

                     BOOKS, RECORDS, ACCOUNTING, AND REPORTS
                     ---------------------------------------

     9.1  Books and Records.
          -----------------

     The Company shall maintain at its principal office all of the following:

          (a) A current list of the full name and last known business or residence address of the Member together with the Capital Contributions and Membership Interest of the Member;

          (b) A copy of the Certificate, this Agreement, and any and all amendments to either thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed;

          (c) The audited financial statements of the Company for the six most recent Fiscal Years; and

          (d) The Company's books and records for at least the current and past three Fiscal Years.

     9.2  Other Filings.
          -------------

     The Company, at Company expense, shall also prepare and timely file, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed by the Company with those entities under then current applicable laws, rules, and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies.

                                   ARTICLE 10

                             AMENDMENTS AND WAIVERS
                             ----------------------

     10.1  Amendments to Operating Agreement.
           ---------------------------------

          (a) This Agreement may be modified or amended with the consent of the Member.

          (b) The Company shall prepare and file any amendment to the Certificate that may be required to be filed under the Act as a consequence of any amendment to this Agreement.

     10.2  Waivers.
           -------

     The observance or performance of any term or provision of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) by the party entitled to the benefits of such term or provision.

                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

     11.1  General.
           -------

     This Agreement: (a) shall be binding on the executors, administrators, estates, heirs, and legal successors of the Member; (b) be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereunder; (c) may be executed in more than one counterpart as of the day and year first above written; and (d) contains the entire agreement between the parties as to the subject matter of this Agreement. The waiver of any of the provisions, terms, or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms, or conditions of this Agreement.

     11.2  Notices, Etc.
           ------------

     All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given or delivered upon personal delivery, confirmation of telex or telecopy, or receipt (which may be evidenced by a return receipt if sent by registered mail), addressed if to the Member or the Company at 126 E. 56th Street, New York, New York 10022.

     11.3  No Third-Party Beneficiaries.
           ----------------------------

     This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any partner or member of the Member or any creditor of the Company or the Member.

     11.4  Headings.
           --------

     The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day first heretofore mentioned.

                              INSIGHT MIDWEST, L.P.
                              By:  Insight Communications Company, L.P., its
                                    general partner
                              By:  Insight Communications Company, Inc., its
                                    general partner


                              By:________________________________________
                                    Name:
                                    Title:

                              INSIGHT COMMUNICATIONS OF INDIANA, LLC
                              By:  Insight Midwest, L.P., its sole member
                              By:  Insight Communications Company, L.P., its
                                    general partner
                              By:  Insight Communications Company, Inc., its
                                    general partner


                              By:_________________________________________
                                    Name:
                                    Title: